                                                                   Exhibit 3.137

                                   BY-LAWS OF

               Incorporated under the Laws of the State of Georgia

Registered agent:

Registered office address:

Annual meeting time: Month ____________ Day ________ Hour ________

Fiscal year begins: Month ____________ Day ________

               ARTICLE I - REGISTERED AGENT AND REGISTERED OFFICE

     The name and address of the registered agent, which is the same address as the registered office, is stated at the beginning of these by-laws. The corporation may have other offices or branches as determined by the board of directors.

                            ARTICLE II - FISCAL YEAR

     The date on which the fiscal year of the corporation begins each year is stated at the beginning of these by-laws.

                     ARTICLE III - MEETINGS OF SHAREHOLDERS

1.   PLACE

     Shareholders' meetings shall be held at the registered office of the corporation or at another location determined by the board of directors and stated in the notice of the meeting.

2.   TIME

     The time of the annual meeting of shareholders is stated at the beginning of these by-laws. If this date falls on a legal holiday then the annual meeting shall be held on the next business day.

3.   PURPOSE


                                      GA-A

     The purpose of the annual meeting shall be to elect a board of directors and transact other business as may come before the meeting. Matters required by statute to be stated in the notice of the meeting which are not so stated, may not be transacted.

4.   SPECIAL MEETINGS

     Special meetings of the shareholders may be called by the president, two directors or by the holders of at least 25% of the shares entitled to vote at a meeting. A special meeting may be called anytime for any business purpose, unless otherwise prohibited by statute. They shall be held at the registered office of the corporation.

5.   NOTICE

     Written notice stating the place, day and time of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called shall be delivered not less than 10 nor more than 50 days before the date of the meeting. If mailed, such notice shall be considered to be delivered when deposited in the United States Postal Service, addressed to the shareholder at his/her address as it appears on the stock transfer books of the corporation, with the correct amount of first class postage on it.

6.   FIXING RECORD DATE

     For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or for the purpose of any other action, the board of directors shall fix in advance a date as a record date. The date shall not be more than 50 nor less than 10 days before the meeting, nor more than 50 days prior to any other action

7.   QUORUM

     At any meeting of shareholders a majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum. The shareholders present in person or by proxy at such meeting may continue to do business until adjournment even if this means the withdrawal of enough shareholders to leave less than a quorum. If a quorum is not present the shareholders present in person or by proxy may adjourn to a date they agree upon.

8.   PROXIES

     At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or his/her duly authorized attorney in fact. A proxy is not valid after the expiration, of 11, months from its date unless otherwise provided in the proxy. A proxy is not invalidated by the death or incompetency of the shareholder, unless, before the authority is exercised, written notice of such an adjudication is received by the corporate office responsible for maintaining the list of shareholders.

9.   VOTING


                                      GA-B

     Each outstanding share is entitled to 1 vote on each matter submitted to a vote. A vote may be cast either orally or in writing in person or by proxy. All elections for directors shall be decided by plurality vote; all other matters shall be decided by majority vote.

10.  WAIVER OF NOTICE

     Notice of meeting need not be given to any shareholder who signs a waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by the shareholder.

11.  WRITTEN CONSENT OF SHAREHOLDERS

     Any action may be taken without a meeting, without prior notice and without a vote if a consent in writing, setting forth the action taken, is signed by the holders of all the outstanding shares entitled to vote on the matter.

12.  PARTICIPATION BY TELECOMMUNICATIONS

     Participation in a shareholders' meeting may be by means of conference telephone, or similar communications equipment. All persons participating in the meeting must be able to hear each other, be advised of the use of such equipment, and be provided with the names of individuals using such equipment.

13.  ORDER OF BUSINESS.

     The order of business at all meetings of the shareholders, shall be as follows:

     a.   Roll call.

     b.   Proof of notice of meeting or waiver of notice.

     c.   Reading of minutes of the preceding meeting.

     d.   Reports of officers.

     e.   Reports of committees.

     f.   Election of directors.

     g.   Unfinished business.

     h.   New business.

                             ARTICLE IV - DIRECTORS

1.   GENERAL POWERS

     The corporation shall be managed by the board of directors.

2.   NUMBER AND TENURE OF DIRECTORS


                                      GA-C

     The number of directors of the corporation shall be at least 1. Each director shall hold office until the next annual meeting of shareholders and until his/her successor shall have been elected and qualified.

3.   NEWLY CREATED DIRECTORSHIPS AND VACANCIES

     A vacancy occurring on the board of directors may be filled by the affirmative vote of a majority of the board of directors even if there is less, than a quorum of the board of directors. The board of directors so chosen shall hold office until the next annual election of the board of directors by the shareholders.

4.   REGULAR AND SPECIAL MEETINGS

     a. Regular meetings may be held without notice as determined by the board of directors and must be held at least annually.

     b. Special meetings may be called by the president or at least 2 directors on 2 day's notice by mail or 24 hours notice by a telecommunications device. A brief indication of the nature of the business to be transacted shall be made part of the notice. If mailed, the notice shall be considered delivered when deposited in the United States mail. The notice must be properly addressed and have the correct amount of postage on it. If the notice is by telecommunications device, it shall be considered delivered when delivered to the telecommunications company.

     c. Participation in a regular or special meeting may be by means of conference telephone, or similar telecommunications equipment. All persons participating in the meeting must be able to hear each other, be advised of the use of such equipment, and be provided with the names of individuals using the equipment.

5.   QUORUM

     A quorum shall consist of a majority of the board of directors.

6.   ACTION BY BOARD WITHOUT A MEETING

     Any action required or permitted to be taken pursuant to authorization voted at a meeting of the board of directors or a committee of the board, may be taken without a meeting if before or after the action all members of the board of directors or committee consent to it in writing. The written consents shall be filed with the minutes, of the proceedings of the board of directors or committee.

7.   WAIVER OF NOTICE

     Attendance of a director at a meeting constitutes a waiver of notice of the meeting except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.


                                      GA-D

8.   REMOVAL

     Any director may be removed with or without cause by a majority vote of the shareholders.

9.   EXECUTIVE AND OTHER COMMITTEES

     The board of directors, by resolution, may designate from among its members, to the extent allowable by statute, an executive committee and other committees, each consisting of one or more directors. Each committee shall serve at the pleasure of the of board of directors.

                              ARTICLE V - OFFICERS

1.   NUMBER

     The officers of the corporation shall be a president, a vice president, a secretary and a treasurer and other officers as shall from time to time be elected or appointed by the board of directors.

2.   SALARIES

     The salaries of the officers shall be established by the board of directors.

3.   REMOVAL

     a. Any officer or agent elected or appointed by the board of directors may be removed by the board whenever in its judgment the best interests of the corporation will be served.

     b. An officer or agent elected by the shareholders may be removed only by vote of the shareholders, unless the shareholders shall have authorized the board to remove such officer or agent, but the authority of such officer or agent to act for the corporation may he suspended by the board for cause.

4.   PRESIDENT

     The president shall be the chief executive officer of the corporation and subject to the control of the board of directors, supervise and control all of, the business of the corporation. The president shall when present, preside at all meetings of the shareholders and of the board of directors. The president shall have authority to institute or defend legal proceedings when the directors are deadlocked.

5.   VICE-PRESIDENT

     In the absence of the president or in the event of the president's death, inability, or refusal to act, the vice-president shall have all the powers and functions of the president and shall


                                      GA-E
perform such other duties as the board of directors shall determine. If there is more than one vice-president, then the executive vice-president in the event of the above listed disabilities shall have all the powers and functions of the president and shall perform such other duties as the board of directors shall determine.

6.   SECRETARY

     The secretary shall:

     a. Attend all meetings of the board of directors and of the shareholders.

     b. Record all votes and minutes of all proceedings in a book to be kept for that purpose.

     c. Give notice of all meetings of shareholders and of special meetings of the board of directors.

     d. Keep in safe custody the seal of the corporation and affix it to any instrument when authorized by the board of directors.

     e. When required, prepare and make available at each meeting of shareholders a certified list in alphabetical order of the names of shareholders entitled to vote, indicating the number of shares of each respective class held by each.

     f. Keep all the documents and records of the corporation as required by law or otherwise in a proper and safe manner.

     g. Perform such other duties as may be assigned by the board.

7.   TREASURER

     The treasurer shall:

     a. Have the custody of the corporate funds and securities.

     b. Keep full and accurate accounts of receipts and disbursements in the corporate books.

     c. Deposit all money and other valuables in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

     d. Disburse the funds of the corporation as may be ordered or authorized by the board of directors and keep vouchers for such disbursements.

     e. Give to the president and board of directors at the regular meetings of the board of directors, or whenever they require it, an account of all his/her transactions as treasurer and of the financial condition of the corporation.

     f. Give a full financial report at the annual meeting of the shareholders, if so requested.

     g. Perform other duties assigned by the board or president.

     h. If required by the board of directors, give a bond for the faithful discharge of his/her duties in an amount and with such surety or surities as the board of directors shall determine.

                       ARTICLE VI - CERTIFICATES OF SHARES


                                      GA-F

1.   CERTIFICATES FOR SHARES

     Certificates representing shares of the corporation shall be in the form determined by the board of directors. Such certificates shall be signed by the president and by the secretary or by such other officers authorized by law and by the board of directors. All certificate for shares and date of issue, shall he entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares is surrendered and canceled, except that in the case of a lost, destroyed or mutilated certificate a new one may be issued upon such terms and indemnity to the corporation as the board of may determine.

2.   TRANSFER OF SHARES

     a. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled to it, and cancel the old certificate; every transfer shall be entered on the transfer books of the corporation which shall be kept at its principal office.

     b. The corporation shall be entitled to treat the holder of record of any share as the holder in fact of it, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by law.

                          ARTICLE VII - INDEMNIFICATION

     The corporation shall indemnify to the extent allowed by the corporation statutes of this state any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that the person is or was a director, officer, employee or agent of the corporation or served any other enterprise at the request of the corporation. The person to be indemnified must have acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his/her conduct was unlawful.

                            ARTICLE VIII - DIVIDENDS

     The board of directors may declare and pay dividends or make other distributions in cash, its bonds or its property, including the shares or bonds of other corporations, on its outstanding shares.

                             ARTICLE IX - AMENDMENTS


                                      GA-G

     These by-laws may be altered, amended or repealed and new by-laws may be adopted by a vote of the shareholders representing a majority of all the shares issued and outstanding at any annual shareholders' meeting or at any special shareholders' meeting when the proposed amendment has been stated in the notice of such meeting.


                                      GA-H

                                     PREFACE

     This complete set of Minutes and By-laws has been drafted pursuant to the corporation laws of the State of Georgia. You will find them to be comprehensive, yet easy to use, and we suggest that they be used as a check list for things to be done to get your client's corporation "off the ground".

     Use the WORKSHEET below. A properly completed worksheet will enable your typist to complete the Minutes and By-Laws without further question.

                                    WORKSHEET

     Instructions: Review these minutes and by-laws page by page. As you reach the blanks fill in the matching blank on the worksheet. If you wish to include a Medical/Dental Reimbursement Plan or qualify the corporation pursuant to IRC Subchapter S. review the tax supplement included with these minutes and by-laws. If you wish to add resolutions not found in these minutes consult the yellow page appendix for appropriate forms, check the box for additional materials following "Note" in the margin of the worksheet and dictate the resolutions to your secretary. Give the complete worksheet to your typist together with the minutes and by-laws.

                                     MINUTES

Consent to action taken to organize the corporation by the directors

GA-1   1.   Name of corporation Puckett Ambulance Service, Inc.

       2. Set forth the value of the consideration received for the shares issued and complete Schedule A, appended, itemizing consideration other than money received for shares issued:

shareholder     number of shares   consideration ($)
-----------     ----------------   -----------------
Steve Puckett   500                $500.00

GA-2   3.   Officers appointed: president Steve Puckett

                                vice-president --

                                secretary Rene Buchanan

                                treasurer Steve Puckett

       4.   Impress corporate seal in margin.

GA-3   5.   Resolution allocating consideration for par value shares ________
            delete include and insert allocation to stated capital for $________ per share.

GA-3   6.   Resolution authorizing "purchase" or "lease" of business premises delete _____________ Include and complete by inserting either
            "purchase" or "lease": insert address Lease - 3845 Powder Springs
            Rd., Ste 206 Powder Springs, GA 30073

            If a purchase money mortgage is given insert a resolution authorizing the execution of the mortgage or use the form of resolution supplied by the lending institution.

       7. Resolution adopting a written proposal to acquire assets of an existing business entity delete include and annex a written proposal to the minutes a complete: proposal from _______________ dated ________________ 19__, number of shares

GA-4   8.   Insert name of bank ________________________________________________

            located at _________________________________________________________

Note.  9.   Delete inappropriate resolutions listed below by crossing them out.

Note 10. Additional resolutions may be added on a separate sheet typed and paged GA-4a.

       11.  Dated: __________________ 19__ Obtain proper signatures

       12.  Add to list of appended items

                                     BY-LAWS

GA-A   1.   Registered agent Steve Puckett

       2.   Registered office address 3845 Powder Springs Rd., Ste 102
                                      Powder Springs, Ga 30073

       3.   Annual meeting time: month ___________ day ________ hour _________

       4.   Fiscal year begins: month ___________ day ________

       As Called.